                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of report:  November 14, 2000              Commission File No. 1-13653
(Date of earliest event reported)




                         AMERICAN FINANCIAL GROUP, INC.




Incorporated under                              IRS Employer
the laws of Ohio                                Identification No. 31-1544320



                             One East Fourth Street
                             Cincinnati, Ohio 45202
                              Phone: (513) 579-2121



              Former name or former address, if changed since last report - not applicable.

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                         AMERICAN FINANCIAL GROUP, INC.

                                    FORM 8-K

Item 5.          Other Events.

        Please see the News Release attached hereto as Exhibit 99-1. In addition, the information presented in Item 9 of this Form 8-K is hereby incorporated into this Item by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)       Not Applicable
       (b)       Not Applicable
       (c)       Exhibit (99) Additional Exhibits.
                 (1)     American Financial Group, Inc. News Release
                 (2) Additional material to be presented at an insurance industry investor conference on November 15, 2000.

Item 9.          Regulation FD Disclosure.

       Attached hereto as Exhibit 99-2 is a copy of certain material to be used in a slide presentation at an insurance industry investor conference on November 15, 2000.

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMERICAN FINANCIAL GROUP, INC.



November 14, 2000                  By:   James C. Kennedy
                                      -----------------------------------
                                         James C. Kennedy
                                         Vice President, Deputy General Counsel
                                                & Secretary

                                                                 Exhibit 99-1
AMERICAN
FINANCIAL GROUP, INC.                                         NEWS RELEASE
------------------------------------------------------------------------------

Date:             November 6, 2000           Contact:      Anne N. Watson

For Release:      Immediately                Phone:        (513) 579-6652
                                             Web Site:     http://www.amfnl.com



            American Financial Group Announces Third Quarter Results


      Cincinnati, Ohio - November 6, 2000 - American Financial Group, Inc. (NYSE: AFG) today announced a 2000 third quarter loss from insurance businesses of $10.8 million ($.18 per share), including $22.8 million, after-tax, ($.39 per share) for strengthening the loss reserves of its California workers' compensation business in response to adverse development in prior years' loss costs. This represents less than 1% of the company's total reserves. Excluding this charge, net earnings from insurance businesses would have been $12.0 million ($.21 per share), in line with previously announced expectations. Comparable earnings for the 1999 third quarter were $41.0 million ($.68 per share).

      AFG's net loss for the third quarter of 2000 was $22.1 million ($.38 per share) which includes the above mentioned reserve strengthening. Net earnings for the 1999 third quarter were $30.1 million ($.50 per share).

      Carl H. Lindner III, AFG Co-President and head of the Property & Casualty Insurance ("P&C") Group, commented: "Although the California workers' compensation market continues to firm after several years of weakness, our recently completed third quarter actuarial review of the business indicated a need for additional prior year reserves. We have implemented rate increases of about 22% through September 2000 and we expect increases to be in excess of 40% on renewals in the fourth quarter. We recognize that these actions may reduce the volume of our business but we believe they are necessary to achieve our profitability objectives. We believe these actions make us one of the strongest remaining participants in this market." The California workers' compensation business represents approximately 8.5% of the company's earned premiums.

      AFG's net earnings from insurance businesses for the first nine months of 2000 were $28.0 million ($.48 per share) compared to $126.6 million ($2.08 per share) in the 1999 period. Net earnings for this 2000 period were $38.9 million ($.66 per share), including the reserve strengthening charge, net realized gains of $15.1 million and investee losses of $4.2 million. AFG's net earnings for the first nine months of 1999 were $126.7 million ($2.08 per share) which included net realized gains of $4.5 million, investee earnings of $1.7 million, an extraordinary loss of $2.3 million attributable to early debt retirements and a charge of $3.8 million due to an accounting change implemented by a subsidiary.

      The company ended the quarter with shareholders' equity of $1.3 billion and a book value per share of $22.92.

Business Segment Results

      For the third quarter of 2000, net written premiums of the P&C group were 5% above the same period a year ago, but declined 6% from the 2000 second quarter level. The GAAP combined ratio was 114.7% for the third quarter of 2000, including 5.3 points for the California workers' compensation reserve charge, compared with 101.7% for the comparable 1999 quarter.

      The Personal Group's net written premiums for the 2000 third quarter were approximately 4% above the 1999 third quarter, but declined 14% below the 2000 second quarter level, reflecting the impact of rate increases taken this year. The average rate increase implemented through September of 2000 was approximately 10% and the company expects rate increases to be implemented by the end of 2000 to be approximately 12%. The rate increases in the non-standard portion of this group have been approximately 13% through September and are expected to be approximately 15% by year-end, which reflects the tightening of this market. This group reported a combined ratio of 110.6% for the 2000 third quarter, reflecting the continuing effect of rate inadequacies on policies written late in 1999 and early 2000 and higher loss costs relating primarily to increased claims severity. The combined ratio for the 1999 third quarter was 101.1%.

      Net written premiums of the Specialty Group for the 2000 third quarter were 6% above the 1999 period. Adjusting for the impact of reinsurance agreements relating to the California workers' compensation business in effect throughout 1999 and terminated in January of this year, net written premiums were up about 1%. The Specialty Group's combined ratio was 116.8% for the 2000 third quarter, which included 10.4 points for the reserve strengthening in the California workers' compensation business. Excluding the California workers compensation business, other specialty operations had a combined ratio of 101.6% during the quarter. These other specialty operations achieved rate increases of 10% through September and are targeting a 12% increase by the end of 2000. The Specialty Group's combined ratio for the 1999 third quarter was 103.2%.

      Carl H. Lindner III commented: "As we expected, premium levels moderated significantly during the third quarter as compared to the first half of the year, reflecting the impact of our aggressive rate increases taken so far this year. We will continue to take the rate and strategic actions that are necessary to achieve appropriate returns in our P&C Group. Also, the strengthening of our California workers' compensation reserves reflects our commitment to maintaining a strong reserve position."

      The combined ratio of AFG's P&C group for the first nine months of 2000 was 108.8% compared to 100.8% for the 1999 period. Adjusting for the effect of the California workers' compensation reinsurance agreements mentioned earlier and the 2000 first quarter premiums of the direct response business acquired in April of 1999, net written premiums for the 2000 period increased about 13% over the 1999 period.

      For the third quarter of 2000, AFG's annuity, life and health insurance operations reported an operating earnings contribution that was comparable to the 1999 period. Adjusting for premiums of a subsidiary acquired in October 1999, this group's statutory premiums in the 2000 third quarter grew 13% above the comparable 1999 period primarily attributable to increased sales of variable annuities and life insurance.

      American Financial Group is engaged primarily in private passenger automobile and specialty property and casualty insurance businesses and in the sale of retirement annuities, life, supplemental health and long-term care insurance products.

      This press release contains certain statements that may be deemed to be "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: changes in economic conditions especially with regard to availability of and returns of capital, regulatory actions, changes in legal environment, levels of catastrophes and other major losses, availability of reinsurance, competitive pressures, ability to obtain rate increases, driving patterns and other changes in market conditions that could affect AFG's insurance operations.

      The company will hold a conference call to discuss third quarter results at 2:00 p.m. (EST) today. Toll-free telephone access will be available by dialing 1-800-810-0924 and providing the confirmation code 733856. Please dial in 5 to 10 minutes prior to the scheduled start time of the call. A replay of the call will also be available after 5:00 p.m. (EST) today by dialing 1-888-203-1112 and providing the same confirmation code.

                          (Financial summaries follow)

      This earnings release and additional Financial Supplements are available at AFG's web site: www.amfnl.com.

                 AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES
                               SUMMARY OF EARNINGS
                      (In Millions, Except Per Share Data)

                                                Three months ended             Nine months ended
                                                   September 30,                 September 30,
                                               --------------------          ---------------------
                                                   2000        1999              2000         1999
                                                   ----        ----              ----         ----
 Operating revenues                            $  997.5    $  874.6          $2,807.6     $2,490.6
 Costs and expenses                             1,014.4       809.3           2,767.0      2,292.8
                                               --------    --------          --------     --------
                                                  (16.9)       65.3              40.6        197.8
 Related income taxes (benefit)                   ( 6.1)       24.3              12.6         71.2
                                               --------    --------          --------     --------
 Earnings (losses)from insurance businesses       (10.8)       41.0              28.0        126.6

 Net earnings (losses) from investee
   corporations                                   (13.2)       (9.4)             (4.2)         1.7
 Realized investment gains (losses), net
   of taxes                                         1.9        (2.9)             15.1          4.5
 Cumulative effect of accounting change             -           -                 -           (3.8)
 Extraordinary items - gain (loss) on
   prepayment of debt, net                          -           1.4               -           (2.3)

 Net Earnings (Losses)                         $  (22.1)   $   30.1          $   38.9     $  126.7

 Diluted Earnings (Losses) per Common Share:
   Insurance businesses                        $   (.18)   $    .68          $    .48     $   2.08
   Investee corporations                           (.23)       (.15)             (.08)         .03
   Realized investment gains (losses)               .03        (.05)              .26          .07
   Cumulative effect of accounting change          -           -                 -            (.06)
   Extraordinary items                             -            .02              -            (.04)
                                               --------    --------          --------     --------

   Net earnings (losses)                       $   (.38)   $    .50          $    .66     $   2.08
                                               ========    ========          ========     ========

 Average number of  Shares (diluted)               58.8        60.0              58.7         60.8

 Book Value Per Share                                                        $  22.92     $  24.52
                                                                             ========     ========

                           Supplemental Earnings Data
                                  (In Millions)

                                              Three months ended               Nine months ended
                                                 September 30,                   September 30,
                                              ------------------            -----------------------
                                                2000        1999                2000           1999
                                                ----        ----                ----           ----
 Property and Casualty Insurance
   Net premiums earned                        $661.0      $585.6            $1,856.9       $1,680.6
                                              ======      ======            ========       ========

   Underwriting profit (loss)                 $(96.5)     $ (9.6)           $ (162.8)      $  (14.1)
   Investment income                            88.4        82.4               261.5          251.9
   Other income (expense)                       (8.4)       (5.9)               (8.5)         (27.4)
                                              ------      ------            --------       --------
   P & C operating earnings (losses)          $(16.5)     $ 66.9            $   90.2       $  210.4

 Annuities, Life & Health operating
     earnings                                 $ 25.5      $ 27.2            $   43.4       $   76.5

 Interest expense of Parent
     Holding Companies                        $(11.8)     $(10.6)           $  (33.2)      $  (33.0)

                         AMERICAN FINANCIAL GROUP, INC.
                   PROPERTY AND CASUALTY INSURANCE OPERATIONS
                    UNDERWRITING RESULTS BY BUSINESS SEGMENT
                                  (In Millions)

                                            Three months ended                Nine months ended
                                               September 30,                    September 30,
                                            ------------------               -------------------
                                              2000        1999                 2000         1999
                                              ----        ----                 ----         ----
Property and Casualty Insurance
    Operations:

    Net premiums written                    $  641      $  612               $1,972       $1,689
                                            ======      ======               ======       ======
    Ratios (GAAP):
      Loss & LAE ratio                        85.1%       72.3%                78.8%        70.7%
      Expense ratio                           29.4%       29.1%                29.8%        29.9%
      Policyholder dividend ratio               .2%         .3%                  .2%          .2%
                                            ------      ------               ------       ------
      Combined Ratio(1)                      114.7%      101.7%               108.8%       100.8%
                                            ======      ======               ======       ======


Business Segment Data:

     Personal:
     --------
      Net premiums written                  $  299      $  287               $  997       $  839
                                            ======      ======               ======       ======

      Ratios (GAAP):
        Loss & LAE ratio                      85.3%       76.4%                82.3%        75.6%
        Expense ratio                         25.3%       24.7%                25.3%        24.6%
                                            -------     ------               ------       ------

        Combined Ratio                       110.6%      101.1%               107.6%       100.2%
                                            =======     ======               ======       ======

     Specialty:
     ---------
      Net premiums written                  $  342      $  324               $  975       $  850
                                            ======      ======               ======       ======

      Ratios (GAAP):
        Loss & LAE ratio                      83.3%       69.3%                74.3%        64.9%
        Expense ratio                         33.2%       33.4%                34.3%        35.6%
        Policyholder dividend ratio             .3%         .5%                  .3%          .5%
                                            ------      ------               ------       ------

        Combined Ratio                       116.8%      103.2%               108.9%       101.0%
                                            ======      ======               ======       ======

(1) Includes other discontinued lines.
                                                     # # #

                                                               Exhibit 99-2


[SLIDE FORMAT]

                            AMERICAN FINANCIAL GROUP
                      UNRECOGNIZED INVESTMENT ASSET VALUES


o       Managed Assets/Real Estate
        -      Income producing
               -      Basis: $125 million
               -      EBITDA:$25 million
        -      Other (estimated unrealized gain:  $100-$125 million)

o       Great American Financial Resources, Inc.
        -      Basis:      $525 million
        -      Ownership:  35.1 million shares

o       Chiquita
        -      Basis:      $153 million
        -      Ownership:  24 million shares




















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